Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BKV Corporation of our report dated April 29, 2024 relating to the financial statements of BKV Corporation, which appears in BKV Corporation’s Registration Statement on Form S-1 (File No. 333-268469).

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
September 27, 2024